As filed with the Securities and Exchange Commission on August 5, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRYPHON DIGITAL MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

88-2242651

(I.R.S. Employer Identification Number)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(702) 945-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Gutterman

Chief Executive Officer and Director

Gryphon Digital Mining, Inc.

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(702) 945-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Barry I. Grossman, Esq.

Adam Berkaw, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

(212) 370-1300

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 5, 2025

PROSPECTUS

GRYPHON DIGITAL MINING, INC.

$5,000,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may offer, issue and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), (2) shares of preferred stock, which we may issue in one or more series, (3) depositary shares representing fractional shares of preferred stock, (4) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, (5) warrants to purchase shares of Class A Common Stock, shares of preferred stock or debt securities, (6) subscription rights to purchase shares of Class A Common Stock, shares of preferred stock or debt securities, (7) purchase contracts to purchase shares of Class A Common Stock, shares of preferred stock or debt securities or (8) purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase Class A Common Stock or other securities under the purchase contracts.

Each time we sell securities, we will provide a supplement to this prospectus, to the extent necessary, that contains specific information about the terms of that offering as well as the amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

The aggregate offering price of all securities sold by us under this prospectus may not exceed $5,000,000,000.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, or through a combination of these methods. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

An application has been made to list the Class A Common Stock on Nasdaq under the symbol “ABTC.”

Investing in our securities involves a number of risks. See “Risk Factors” beginning on page 2 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

_________________________

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About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $5,000,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Gryphon,” the “Company,” “we,” “our” and “us” refer to Gryphon Digital Mining, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. References to “$” refer to United States dollars.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02, 7.01 or 9.01 of Form 8-K, as applicable):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);

●	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, January 13, 2025, January 27, 2025, January 31, 2025, February 26, 2025, March 3, 2025, March 11, 2025, March 11, 2025, March 14, 2025, April 21, 2025, May 6, 2025, May 12, 2025, May 27, 2025, June 5, 2025, June 10, 2025, June 13, 2025, and July 3, 2025; and

●	the description of our common stock contained in Exhibit 4.1 of the Annual Report, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Gryphon Digital Mining, Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144
(702) 945-2700

Cautionary Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are generally identified by the words “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These forward-looking statements may include, for example, statements about:

●	expectations relating to the terms and timing of the Mergers (as defined herein), including whether the conditions to closing of the Mergers will be satisfied and whether the closing will occur at all;

●	expectations regarding projected capitalization;

●	expectations related to the listing of the Class A Common Stock on the Nasdaq and our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	expectations relating to our future financial performance and our plans, strategies and objectives of future operations;

●	future hardware or network investments to scale mining capacity;

●	the Proposed Charter and Proposed Bylaws (each as defined herein) and proposed multi-class structure of our capital structure;

●	the ability to compete with existing and new competitors in existing and new markets and offerings;

●	our ability to access the capital markets for any long-term funding not provided by operating cash flows and cash on hand; and

●	the expectations regarding the effects of existing and developing laws and regulations.

The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:

●	the risk that the conditions to the closing of the Mergers are not satisfied, including the failure to timely or at all, obtain stockholder approvals relating to the Mergers;

●	uncertainties as to the timing of the closing of the Mergers;

●	changes in our financial or operating performance or more generally due to broader stock market movements and the performance of peer group companies;

●	competitive pressures in the markets in which we operate;

●	changes in laws or regulations

●	changes in general economic conditions; and

●	the other important factors discussed in our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act.

We operate in a competitive and rapidly changing environment. The risks and uncertainties described and referred to above are not exhaustive and further information concerning us and our business, including factors that potentially could materially affect our business, financial condition, or operating results, may emerge from time to time. You should read this prospectus, any accompanying prospectus supplement and any documents incorporated by reference with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements. The forward-looking statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, speak only as of the date of such document. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

The Company

General

Traditionally, Gryphon’s revenue model was to mine and hold Bitcoin and sell only the Bitcoin necessary to pay its operating expenses and to reinvest in operational expansion. Founded in October 2020, Gryphon is based in Las Vegas, Nevada. Gryphon commenced its digital assets mining operations in September 2021.

Gryphon operates approximately 5,880 Bitcoin mining computers, which it purchased from Bitmain Technologies Limited that Gryphon has installed at a third-party hosted mining data center located in Pennsylvania. Revenue generated by the mining of Bitcoin is measured on a dollar per megawatt-hour basis and is variable based on the price of Bitcoin, the measure of difficulty, transaction volume and global hashrate.

On May 9, 2025, Gryphon entered into an Agreement and Plan of Merger by and among GDM Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of Gryphon, GDM Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of Gryphon, and American Bitcoin Corp., a Delaware corporation (“American Bitcoin”), pursuant to which Gryphon will acquire American Bitcoin in a stock-for-stock merger transaction (the “Mergers”). The Mergers would result in a combined company operating under the American Bitcoin name and brand. The Mergers are currently expected to close in Q3 2025, subject to the approval of the stockholders of Gryphon and the satisfaction or waiver of other customary conditions.

American Bitcoin is a purpose-built Bitcoin accumulation vehicle and aims to pursue that goal through a levered strategy that combines efficient Bitcoin mining, disciplined Bitcoin reserve expansion and focused ecosystem engagement. The financial information for American Bitcoin as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, and the three months ended March 31, 2025 and 2024, and the pro forma financial information related to the proposed Mergers, have been filed as Exhibits 99.1 and 99.2, respectively, to the registration statement of which this prospectus is a part and are included herein.

Our Corporate Information

Gryphon is a Delaware corporation. Its principal executive offices are located at 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144 and its telephone number is (702) 945-2700. Gryphon maintains a website at www.gryphon.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in our Annual Report, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

Use of Proceeds

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities to acquire additional bitcoin, application-specific integrated circuit machines, and for general corporate purposes.

Description of Securities

This prospectus contains summary descriptions of Class A Common Stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and purchase units that may be offered and sold from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement and/or free writing prospectus. This prospectus and the accompanying prospectus supplement and/or free writing prospectus will contain the material terms and conditions of the securities being offered.

Description of Capital Stock

In connection with the Mergers, we have asked our stockholders to, among other things, approve and adopt the proposed form of amended and restated certificate of incorporation (the “Proposed Charter”), filed as an exhibit to the registration statement of which this prospectus is a part and included herein, at a special meeting of stockholders to be held on August 27, 2025. In addition, prior to the closing of the Mergers, we intend to amend and restate our Amended and Restated Bylaws to be in the form of the amended and restated bylaws (the “Proposed Bylaws”), filed as an exhibit to the registration statement of which this prospectus is a part and included herein, to be effective as of the date of closing of the Mergers. The issuance of Class A Common Stock and preferred stock pursuant to this prospectus is subject to approval and adoption of the Proposed Charter by our stockholders, amendment and restatement of the Amended and Restated Certificate of Incorporation in the form of the Proposed Charter and subsequent filing of the same with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”) and other applicable law of the State of Delaware.

The following summary description of the Class A Common Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of the Proposed Charter and Proposed Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and in each case that will be in effect as of the closing of the Mergers. See “Where You Can Find More Information.”

Authorized Capital Stock

The total number of shares of capital stock which we shall have authority to issue is 735,000,000,000 shares. This authorized capital stock consists of (i) 635,000,000,000 shares of common stock, $0.0001 par value per share, comprised of: (a) 500,000,000,000 shares of Class A Common Stock, (b) 10,000,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and (c) 125,000,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”) and (ii) 100,000,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

Voting Rights

Except as required by applicable law, each holder of Class A Common Stock shall be entitled to one vote per share, each holder of Class B Common Stock shall be entitled to 10,000 votes per share and each holder of Class C Common Stock shall be entitled to ten votes per share, in each case, on any matter submitted to stockholders for a vote or approval. Except where required by applicable law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will generally vote together as a single class on all matters submitted to stockholders for a vote or approval. The Proposed Charter will not provide for cumulative voting, unless required by applicable law.

Dividends

Holders of each series of common stock will be entitled to receive, on a per share basis, the same form and amount of dividends and other distributions of cash, property and shares of stock as may be declared from time to time by the board of directors with respect to shares of any other series of common stock out of legally available assets or funds, in each case subject to the rights, powers and preferences applicable to any series of preferred stock we may designate and issue in the future.

Conversion

Each share of Class B Common Stock and Class C Common Stock will be convertible at any time at the option of the holder into one share of Class A Common Stock. The Proposed Charter will not provide for the automatic conversion of shares of Class B Common Stock and Class C Common Stock upon transfer thereof or based on sales or ownership thresholds.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of each series of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders, if any, remaining after the payment of all debts and liabilities, subject to any preferential rights of any outstanding shares of preferred stock.

Rights and Preferences

Holders of each series of common stock will have no preemptive, conversion (except as noted above) or subscription rights and there are no redemption or sinking fund provisions applicable to the Class A Common Stock, Class B Common Stock and Class C Common Stock.

Preferred Stock

The board of directors will be permitted, without further action by the stockholders, to issue up to 100,000,000,000 shares of preferred stock in one or more series with such designations, powers, preferences, special rights, qualifications, limitations and restrictions as the board of directors may determine from time to time. The powers, preferences and relative, participating, optional and other rights of each series of preferred stock and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series outstanding. Issuance of preferred stock by the board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon a liquidation.

The board of directors could authorize the issuance of one or more series of preferred stock that could, depending on the terms of such series, impede a tender offer or other takeover attempt.

Charter and Bylaw Provisions; Takeover Statutes

A number of provisions in the Proposed Charter, Proposed Bylaws and the DGCL may have the effect of delaying, deferring or discouraging another person from acquiring control of us or removing our management.

Multiple Classes of Stock

As described above under the heading “Common Stock – Voting Rights,” the Proposed Charter will provide for a triple class common stock structure, which will provide holders of the Class B Common Stock with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of us or our assets.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

Stockholder Action by Written Consent

The Proposed Charter will provide that from and after the date at which the holders of Class B Common Stock cease to represent at least 50% of total voting power of the outstanding shares of our capital stock then entitled to vote generally in the election of our directors (the “Voting Threshold Date”), no action may be taken by our stockholders by written consent. Prior to the Voting Threshold Date, action may be taken by our stockholders by written consent.

Advance Notice of Proposals and Nominations

The Proposed Charter and Proposed Bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee thereof.

Classified Board; Election and Removal of Directors; Filing Vacancies

The Proposed Charter will provide that the board of directors will be divided into three classes, Class I, Class II and Class III, divided as nearly as equal in number as possible. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Class I directors shall initially serve for a term expiring at the first annual meeting of our stockholders following the closing of the Mergers, Class II directors shall initially serve for a term expiring at the second annual meeting of our stockholders following the closing of the Mergers and Class III directors shall initially serve for a term expiring at the third annual meeting of our stockholders following the closing of the Mergers. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders will not have cumulative voting rights, those stockholders holding a majority of the voting power of the then outstanding capital stock will be able to elect all of our directors.

Except as may be provided in the Investors’ Rights Agreement, dated as of May 9, 2025, by and between us, American Bitcoin and certain American Bitcoin stockholders (the “Investors’ Rights Agreement”), the Proposed Charter will provide for the removal of any directors only for cause by the affirmative vote of a majority of the voting power of our capital stock; provided, however, that prior to the Voting Threshold Date, directors may be removed with or without cause by an action by written consent of our stockholders.

Furthermore, the board of directors will have the exclusive right to set the size of the board. Subject to any rights applicable to any then outstanding shares of preferred stock and except as may be provided in the Investors’ Rights Agreement, any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office, even if less than a quorum and not by our stockholders unless the board of directors determines that such vacancies will be filled by stockholders. No decrease in the authorized number of directors shall remove or shorten the term of any incumbent director. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

In addition, the Investors’ Rights Agreement provides that, for so long as the ABTC Class B Investor Designee (as defined therein) beneficially owns any shares of common stock, such person will have the right to serve as a director.

Special Meetings

The Proposed Charter will provide that special meetings of our stockholders may be called only by or at the direction of the board of directors, our chairperson or executive chairman, chief executive officer, president or, prior to the Voting Threshold Date, secretary upon the written request by stockholders holding a majority of the outstanding shares entitled to vote.

Amendment of Charter

The Proposed Charter will provide that it generally may be amended by the holders of a majority of the voting power of our capital stock; provided, however, that certain provisions of the Proposed Charter related to the number of authorized shares of our capital stock, the designations and rights of our capital stock, the management of our business and the conduct of our affairs, stockholder meetings, liabilities of our directors and officers, indemnification of our directors and officers, restrictions on any business combination with any interested stockholder, business opportunities of certain of our stockholders, forum selection and amendments may only be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock, voting together in a single class.

In addition, for so long as any shares of Class B Common Stock are outstanding, amendments to the provisions of the Proposed Charter related to the designations and rights of the common stock will require the affirmative vote of the holders of at least 80% of the voting power of our Class B Common Stock outstanding, voting as a separate series.

Amendment of Bylaws

The Proposed Bylaws may be altered, amended or repealed and new bylaws may be adopted, by the board of directors or with the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock.

Delaware Anti-Takeover Law

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. We will opt out of Section 203 of the DGCL in the Proposed Charter and will therefore not be subject to Section 203.

Forum Selection

The Proposed Charter will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on behalf of us; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; (iii) any action, suit or proceeding arising pursuant to the DGCL, the Proposed Charter or the Proposed Bylaws (as any of the foregoing may be amended from time to time); (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court; or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine.

As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Proposed Charter will also provide that the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Nothing in the Proposed Charter or the Proposed Bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of the Proposed Charter and Proposed Bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Corporate Opportunities; Conflicts of Interest

The Proposed Charter will provide that we will renounce any interest or expectancy in or in being offered an opportunity to participate in, any business opportunity of the holders of Class B Common Stock and their respective officers, directors, directors of their subsidiaries, employees, agents, stockholders, members, managers, partners, representatives, affiliates or subsidiaries (the “Class B Stockholder Group”). We will not renounce any interest in any corporate opportunity offered to any director or officer if such opportunity is expressly offered to such person in writing solely in his or her capacity as our director or officer.

The Proposed Charter will provide that the Class B Stockholder Group will have no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates engage or propose to engage in or (ii) otherwise competing with us or our affiliates. In the event that the Class B Stockholder Group acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity, such person will have no duty to communicate or offer such transaction or business opportunity to us or our affiliates and they may take any such opportunity for themselves or offer it to another person or entity unless such knowledge was acquired solely in such person’s capacity as our director or officer.

Limitation on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, subject to certain exceptions. The Proposed Charter will include a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision will not limit or eliminate the liability of any officer in any action by us or in our right, including any derivative claims. Exculpation under this provision will not apply to any director or officer if the director or officer has breached the duty of loyalty to us and our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as a director or officer.

The Proposed Charter will provide that we must generally indemnify and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. It is also expected that we will enter into indemnification agreements with our directors, which agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The limitation of liability, indemnification and advancement provisions in the Proposed Charter may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Registration Rights

We have entered into the Investors’ Rights Agreement. The operative provisions of the Investors’ Rights Agreement will become effective at the closing of the Mergers. The Investors’ Rights Agreement provides, that following the closing of the Mergers, certain holders of Class B Common Stock will have the ability to require us to register under the Securities Act all or any portion of shares of common stock held by them and their permitted transferees, subject to customary requirements and limitations. These holders and their permitted transferees will also have piggyback registration rights, such that they may include their respective shares of common stock in certain future registrations of our securities. The demand registration rights and piggyback registration rights will each be subject to market cut-back exceptions.

The Investors’ Rights Agreement sets forth customary registration procedures. We will also agree to indemnify certain of the holders of Class B Common Stock and their permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by such persons.

Transfer Agent and Registrar

Our transfer agent and registrar for the Class A Common Stock is Continental Stock Transfer & Trust Company.

Listing

Application has been made to list the Class A Common Stock on Nasdaq under the symbol “ABTC.”

Description of Depositary Shares

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Description of Debt Securities

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Description of Warrants

We may issue warrants for the purchase of shares of Class A Common Stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

Description of Subscription Rights

We may issue subscription rights to purchase shares of Class A Common Stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

●	the price, if any, for the subscription rights;

●	the number and terms of each share of Class A Common Stock or preferred stock or debt securities which may be purchased per each subscription right;

●	the exercise price payable for each share of Class A Common Stock or preferred stock or debt securities upon the exercise of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

Description of Purchase Contracts and Purchase Units

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A Common Stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

Plan of Distribution

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through agents, dealers or underwriters;

●	directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	by pledge to secure debts and other obligations;

●	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through privately negotiated transactions;

●	through a combination of any of these methods; or

●	through any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

Unless otherwise indicated in any accompanying prospectus supplement, Ellenoff Grossman & Schole LLP will provide opinions regarding the authorization and validity of the securities. Ellenoff Grossman & Schole LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

Experts

Our consolidated financial statements as of December 31, 2024, and for the year ended December 31, 2024, appearing in the Annual Report have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of RBSM LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of American Bitcoin Corp. as of December 31, 2024 and 2023, and for the years ended December 31, 2024, 2023 and 2022, have been audited by LJ Soldinger Associates, LLC, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of LJ Soldinger Associates, LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the registrant in connection with the offerings described in this registration statement.

Securities and Exchange Commission registration fee	$765,500
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and trustee fees and expenses	*
Rating agency fees	*
Stock exchange listing fees	*
Miscellaneous	*
Total	$765,500

*	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being off will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article VI of the Amended and Restated Bylaws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Amended and Restated Bylaws further provide for reimbursement and advances of payment of expenses actually and reasonably incurred by a current or former director or officer of the Company under the circumstances contained therein.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to us, our directors, our officers, or persons who control us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. List of Exhibits.

The following exhibits to this registration statement are incorporated by reference herein.

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated May 9, 2025, by and among Gryphon Digital Mining, Inc., American Bitcoin Corp., GDM Merger Sub I Inc. and GDM Merger Sub II LLC (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed on May 12, 2025).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2022).
3.2	First Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2022).
3.3	Certificate of Amendment for Name Change (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on February 13, 2024).
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the registrant’s Annual Report on Form 10-K filed on April 1, 2024).
3.5	Form of Amended and Restated Certificate of Incorporation.
3.6	Form of Amended and Restated Bylaws.
4.1*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.2*	Form of Depositary Agreement (including form of Depositary Receipt).
4.3	Form of Indenture for debt securities between registrant and the trustee to be named therein.
4.4*	Form of Warrant Agreement (including form of Warrant Certificate).
4.5*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
4.6*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).
4.7*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).
5.1	Opinion of Ellenoff Grossman & Schole LLP.
23.1	Consent of RBSM LLP.
23.2	Consent of LJ Soldinger Associates, LLC.
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 of trustee under the Indenture.
99.1	Combined Financial Statements of American Bitcoin Corp.
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Gryphon Digital Mining, Inc. and American Bitcoin Corp.
107	Filing fee table.

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 5, 2025.

GRYPHON DIGITAL MINING CORP.

By:	/s/ Steven Gutterman
	Name:	Steven Gutterman
	Title:	Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Steven Gutterman and Simeon Salzman, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 5, 2025.

Signature	Title
/s/ Steven Gutterman	Chief Executive Officer, President and Director (Principal Executive Officer)
Steven Gutterman

/s/ Simeon Salzman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Simeon Salzman

/s/ Jessica Billingsley	Director
Jessica Billingsley

/s/ Jimmy Vaiopoulos	Director
Jimmy Vaiopoulos

/s/ Dan Grigorin	Director
Dan Grigorin

/s/ Heather Cox	Director
Heather Cox

/s/ Rob Chang	Director
Rob Chang

/s/ Brittany Kaiser	Director
Brittany Kaiser